Exhibit 23.1

Board of Directors and Shareholders of

Neo-Concept International Group Holdings Limited

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation of our report dated May 8, 2023, except for Notes 18 and 20, as to which the date is November 1, 2023 in Amendment No. 4 to the Registration Statement on Form F-1, under the Securities Act of 1933 (File No. 333-275242) with respect to the consolidated balance sheets of Neo-Concept International Group Holdings Limited and its subsidiaries (collectively the “Company”) as of December 31, 2021 and 2022, and the related consolidated statements of income and comprehensive income, changes of shareholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2022, and the related notes included herein.

We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

San Mateo, California	WWC, P.C.
January 4, 2024	Certified Public Accountants
PCAOB ID No.1171